Exhibit 2.b

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                                     BYLAWS


                                       OF


                            EMIGRANT SECURITIES CORP.















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                                                 TABLE OF CONTENTS

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                                                     ARTICLE I

                                                      OFFICES

         Section 1.        Registered Office......................................................................1
         Section 2.        Additional Offices.....................................................................1

                                                     ARTICLE II

                                                    STOCKHOLDERS

         Section 1.        Place of Meetings......................................................................1
         Section 2.        Annual Meetings........................................................................1
         Section 3.        Special Meetings.......................................................................1
         Section 4.        Notice of Meetings.....................................................................1
         Section 5.        Waiver of Notice.......................................................................2
         Section 6.        Fixing of Record Date..................................................................2
         Section 7.        Quorum.................................................................................2
         Section 8.        Conduct of Meetings....................................................................3
         Section 9.        Voting; Proxies........................................................................3

                                                    ARTICLE III

                                               CERTIFICATES OF STOCK

         Section 1.        Certificates of Stock..................................................................4
         Section 2.        Transfer Agent and Registrar...........................................................4
         Section 3.        Registration and Transfer of Shares....................................................4
         Section 4.        Lost, Destroyed and Mutilated Certificates.............................................5
         Section 5.        Transfer of Stock......................................................................5
         Section 6.        Holder of Record.......................................................................5

                                                     ARTICLE IV

                                                 BOARD OF DIRECTORS

         Section 1.        Responsibilities; Number of Directors..................................................5
         Section 2.        Qualifications.........................................................................5
         Section 3.        Regular and Annual Meetings............................................................6
         Section 4.        Special Meetings.......................................................................6
         Section 5.        Quorum and Voting Requirements.........................................................6
         Section 6.        Notice of Meetings and Waiver of Notice................................................6

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         Section 7.        Informal Action by Directors...........................................................6
         Section 8.        Conduct of Meetings....................................................................7
         Section 9.        Compensation...........................................................................7
         Section 10.       Removal of Directors...................................................................7
         Section 11.       Resignation............................................................................7
         Section 12.       Vacancies..............................................................................7
         Section 13.       Committees.............................................................................7

                                                     ARTICLE V

                                                      OFFICERS

         Section 1.        Number.................................................................................8
         Section 2.        Term of Office and Removal.............................................................8
         Section 3.        Chairman of the Board..................................................................8
         Section 4.        President..............................................................................9
         Section 5.        Secretary..............................................................................9
         Section 6.        Vice Presidents........................................................................9
         Section 7.        Treasurer..............................................................................9
         Section 8.        Other Officers and Employees...........................................................9
         Section 9.        Compensation of Officers and Others...................................................10

                                                     ARTICLE VI

                                                 GENERAL PROVISIONS

         Section 1.        Dividends.............................................................................10
         Section 2.        Checks................................................................................10
         Section 3.        Fiscal Year...........................................................................10
         Section 4.        Seal..................................................................................10


                                                    ARTICLE VII

                                                    AMENDMENTS...................................................10
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                                     BYLAWS

                                       OF

                            EMIGRANT SECURITIES CORP.



                                    ARTICLE I

                                     OFFICES

                  Section 1. REGISTERED OFFICE. The registered office of Emigrant Securities Corp. ("Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle.

                  Section 2. ADDITIONAL OFFICES. The Corporation also may have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation ("Board") may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

                  Section 1. PLACE OF MEETINGS. Meetings of stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, they shall be held at the principal administrative office of the Corporation.

                  Section 2. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board.

                  Section 3. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose, may be called at any time only by the Chairman of the Board or by resolution of at least three-fourths of the entire Board. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

                  Section 4. NOTICE OF MEETINGS. Except as otherwise required by law, written notice stating the place, date and hour of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting, either personally or by mail not less than ten
(10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be

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deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, or at such other address as the stockholder shall have furnished in writing to the Secretary. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned; PROVIDED, HOWEVER, that if the adjournment is for more than thirty (30) days, or if after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 5. WAIVER OF NOTICE. Notice of any annual or special meeting need not be given to any stockholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such stockholder, except where a stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 6. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                  Section 7. QUORUM. The holders of record of a majority of the total number of votes eligible to be cast in the election of directors generally by the holders of the outstanding shares of the capital stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation of the Corporation. If less than a majority of such total number of votes are represented at a meeting, a majority of the number of votes so represented may adjourn the meeting from time to time without further notice; PROVIDED, that if such adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such

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adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of stockholders, such quorum is not broken by the subsequent withdrawal of any stockholders.

                  Section 8. CONDUCT OF MEETINGS. The Chairman of the Board shall serve as chairman at all meetings of the stockholders or, if the Chairman of the Board is absent or otherwise unable to so serve, the President shall serve as chairman at any meeting of stockholders held in such absence. If both the Chairman of the Board and the President are absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairman at any meeting of stockholders held in such absence. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the stockholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

                  Section 9. VOTING; PROXIES. Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Certificate of Incorporation of the Corporation or in a resolution or resolutions of the Board providing for the issuance of preferred stock, each stockholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Corporation. Each stockholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall be by written instrument, signed by the stockholder or by his or her duly authorized attorney-in-fact, or by electronic transmission as provided by law; PROVIDED, that such electronic transmission either sets forth or is submitted with information from which it can be determined that such electronic transmission was authorized by such stockholder. All proxies shall be filed with the Secretary before being voted. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date. If ownership of a share of voting stock of the Corporation stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such stockholders may cast all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. Except for the election of directors or as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of stockholders, all matters shall be determined by the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present in person or


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by proxy and entitled to vote thereat. Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a plurality of the votes cast by each class or series of shares present and entitled to vote in the election.


                                   ARTICLE III

                              CERTIFICATES OF STOCK

                  Section 1. CERTIFICATES OF STOCK. Certificates representing shares of stock shall be in such form as shall be determined by the Board. Each certificate shall state that the Corporation will furnish to any stockholder upon request and without charge a statement of the designations, powers, preferences and relative, participating, optional or other special rights of the shares of each class or series of stock and the qualifications, limitations or restrictions thereof, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and entered in the books of the Corporation or its transfer agent or agents as they are issued. Each certificate shall state the registered holder's name and the number and class of shares, and shall be signed by the Chairman of the Board or the President, and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case any officer who shall have signed any such certificate shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such certificate had not ceased to be such officer of the Corporation.

                  Section 2. TRANSFER AGENT AND REGISTRAR. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars. In the absence of such appointment, the Secretary shall have the function of Transfer Agent and Registrar.

                  Section 3. REGISTRATION AND TRANSFER OF SHARES. Subject to the provisions of the Certificate of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. Subject to the provisions of the Certificate of Incorporation of the Corporation, a record shall be made of each transfer.


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                  Section 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The
holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate, and in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

                  Section 5. TRANSFER OF STOCK. Subject to the provisions of the Certificate of Incorporation of the Corporation, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the persons entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 6. HOLDER OF RECORD. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


                                   ARTICLE IV

                               BOARD OF DIRECTORS

                  Section 1. RESPONSIBILITIES; NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of not less than three (3) nor more than nine (9) directors, subject to the rights of any series of preferred stock upon certain limited circumstances. Within the foregoing limits, the number of directors shall be determined only by resolution of the Board, subject to the rights of any series of preferred stock upon certain limited circumstances. A minimum of two (2) directors shall be persons other than officers or employees of the Corporation and shall not have a relationship which, in the opinion of the Board (exclusive of such persons), could interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The term of office for each director shall be one year or until such director's successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal.

                  Section 2. QUALIFICATIONS. Each director shall be at least eighteen (18) years of age. Directors need not be stockholders of the Corporation.


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                  Section 3. REGULAR AND ANNUAL MEETINGS. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the stockholders, or, with notice, at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place, within or without the State of Delaware, for the holding of regular meetings of the Board without notice other than such resolution.

                  Section 4. SPECIAL MEETINGS. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chairman of the Board or the President. Special meetings of the Board also shall be called by the Secretary upon the written request, stating the purpose or purposes of the meeting, of a majority of the directors then in office. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation's regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

                  Section 5. QUORUM AND VOTING REQUIREMENTS. A quorum at any meeting of the Board shall consist of not less than a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or the Certificate of Incorporation, but not less than one-third (1/3) of the total number. If less than a required quorum is present, the majority of those directors present shall adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present, shall constitute an act of the Board.

                  Section 6. NOTICE OF MEETINGS AND WAIVER OF NOTICE. Except as otherwise provided in Section 4 of this Article IV, at least twenty-four (24) hours notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile or other electronic transmission and at least five (5) days notice of meetings shall be given if given in writing and delivered by courier or by postage prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 7. INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or such committee.


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                  Section 8. CONDUCT OF MEETINGS. Meetings of the Board shall be presided over by the Chairman of the Board or, if the Chairman of the Board is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairman at any meeting of the Board held in such absence. The Secretary or, in his absence, a person appointed by the Chairman of the Board (or other person presiding), shall act as secretary of the meeting. The Chairman of the Board (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. At the discretion of the Chairman of the Board, any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

                  Section 9. COMPENSATION. From time to time, as the Board deems necessary, the Board shall fix the compensation of directors, and officers of the Corporation in such one or more forms as the Board may determine.

                  Section 10. REMOVAL OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or by law and subject to the rights of any series of preferred stock upon certain limited circumstances, any director or the entire Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                  Section 11. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

                  Section 12. VACANCIES. To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of any series of preferred stock, vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. Subject to the rights of holders of any series of preferred stock, any director so elected shall serve for the remainder of the full term of the newly created directorship or the directorship in which the vacancy occurred and until his or her successor shall be duly elected and qualified.

                  Section 13. COMMITTEES. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.


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         Any such committee, to the extent provided by resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

                  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.


                                    ARTICLE V

                                    OFFICERS

                  Section 1. NUMBER. The Board shall, at each annual meeting, elect a Chairman of the Board, a President, a Secretary and such other officers as the Board from time to time may deem necessary or the business of the Corporation may require. Any number of offices may be held by the same person except that no person may simultaneously hold the offices of President and Secretary.

                  The election of all officers shall be by a majority of the Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting called for that purpose, in the same manner above provided. Each person elected shall have such authority, bear such title and perform such duties as provided in these Bylaws and as the Board may prescribe from time to time. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

                  Section 2. TERM OF OFFICE AND REMOVAL. Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished, or he or she is removed. Except for the Chairman of the Board or the President, any officer may be removed at any regular meeting of the Board with or without cause by an affirmative vote of a majority of the entire Board. The Board may remove the Chairman of the Board or the President at any time, with or without cause, only by a vote of two-thirds of the non-officer directors then holding office at any regular or special meeting of the Board called for that purpose.

                  Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders; preside at all meetings of the Board and of the Executive Committee; make recommendations to the Board regarding appointments to all committees; and sign instruments in the name of the Corporation.


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                  In the absence or disability of the Chairman of the Board, the
Board shall designate a person who shall exercise the powers and perform the duties which otherwise would fall upon the Chairman of the Board.

                  Section 4. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board, oversee all the major activities of the Corporation and its subsidiaries and be responsible for assuring that the policy decisions of the Board are implemented as formulated. The President shall be responsible, in consultation with such officers and members of the Board as he deems appropriate, for planning the growth of the Corporation. The President shall be responsible for stockholder relations and relations with investment bankers or other similar financial institutions, and shall be empowered to designate officers of the Corporation and its subsidiaries to assist in such activities. The President, under authority given to him, shall have the authority to sign instruments in the name of the Corporation. The President shall have general supervision and direction of all of the Corporation's officers and personnel, subject to and consistent with policies enunciated by the Board. The President shall have such other powers as may be assigned to him by the Board or its committees.

                  Section 5. SECRETARY. The Secretary shall attend all meetings of the Board and of the stockholders, and shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board and of the stockholders in a book or books to be kept for that purpose. The Secretary shall perform such executive and administrative duties as may be assigned by the Board, the Chairman of the Board or the President. The Secretary shall have charge of the seal of the Corporation, shall submit such reports and statements as may be required by law or by the Board, shall conduct all correspondence relating to the Board and its proceedings and shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, the Chairman of the Board or the President.

                  Section 6. VICE PRESIDENTS. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be appointed by the Board to perform such duties as may be prescribed by these Bylaws, the Board or the President as permitted by the Board.

                  Section 7. TREASURER. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at meetings or whenever they may require it, an account of all the treasurer's transactions as treasurer and of the financial condition of the Corporation.

                  Section 8. OTHER OFFICERS AND EMPLOYEES. Other officers and employees appointed by the Board shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or the President.


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                  Section 9. COMPENSATION OF OFFICERS AND OTHERS. The
compensation of all officers and employees shall be fixed from time to time by the Board, or by any committee or officer authorized by the Board to do so, upon the recommendation and report by the Compensation Committee. The compensation of agents shall be fixed by the Board, or by any committee or officer authorized by the Board to do so, upon the recommendation and report of the Compensation Committee.


                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock subject to the provisions of the Certificate of Incorporation.

                  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

                  Section 2. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

                  Section 3. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board.

                  Section 4. SEAL. The Corporate Seal shall have inscribed thereon the name of the Corporation, and the words, "Corporate Seal, Delaware." The Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE VII

                                   AMENDMENTS

                  These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board, when such power is conferred upon the Board by the Certificate of Incorporation. If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.


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